                                                                   EXHIBIT 10.25

                      ------------------------------------

                                PEOPLESOFT, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                      ------------------------------------

                         Adopted Effective March 1, 1994
                 Amended and Restated Effective January 1, 2003
                  Amended and Restated Effective July 18, 2003

                                PEOPLESOFT, INC.
                      EXECUTIVE DEFERRED COMPENSATION PLAN

                  The Board of Directors of PeopleSoft, Inc., a Delaware corporation ("Company"), has amended and restated its Executive Deferred Compensation Plan ("Plan") effective July 18, 2003 (except to the extent that one or more provisions of the Plan are stated to have a different effective date).

         1.       PURPOSE

                  The primary purpose of the Plan is to provide deferred compensation to a select group of management or highly compensated employees through an unfunded "top hat" arrangement exempt from the fiduciary, funding, vesting, and plan termination insurance provisions of Title I and Title IV of the Employee Retirement Income Security Act ("ERISA").

         2.       DEFINITIONS AND CAPITALIZED TERMS

                  The capitalized terms, set forth in alphabetical order defined below, are used throughout the Plan.

                           (a)      "Account" refers to the bookkeeping entries
established and maintained by the Company or the Committee for the purpose of recording (i) Compensation deferred by a Participant under this Plan, (ii) Matching Contributions allocated to a Participant (for Plan Years beginning prior to January 1, 2003), (iii) investment earnings or losses credited to or charged against a Participant, (iv) administrative expenses charged to a Participant, and (v) distributions to a Participant or Beneficiary. Where the Plan Administrator considers appropriate in applying the provisions of this Plan, the term Account shall include any death benefit available with respect to a Participant who commenced participation in the Plan prior to January 1, 2003 and who dies prior to the commencement of distributions to him or her under
Section 7.5 of the Plan. Effective January 1, 1997, the term Account shall include, as appropriate, a Participant's account under the PeopleSoft, Inc. Executive 401(k) Plan.

                           (b)      "Beneficiary" refers to the person or entity
selected to receive an amount equal to the greater of the following: (i) for a Participant who commenced participation in the Plan prior to January 1, 2003, the death benefit accrued as of December 31, 2002 and specified in an individual statement provided by the Plan to the Participant, or (ii) any portion of a Participant's Account that has not been distributed from the Plan at the time of the Participant's death. Such designation shall be on a form provided or approved by the Plan Administrator. In the event a married Participant designates someone other than his or her spouse as sole, primary Beneficiary, such initial designation or subsequent change shall be invalid unless the spouse consents in a writing which names the designated Beneficiary. If a Participant fails to designate a Beneficiary or no designated Beneficiary survives the Participant, the Plan Administrator may direct payment of benefits to the following person or persons in the order given below:

                                    (i)      the Participant's spouse,
descendants, per stirpes, parents;

                                    (ii)     the Participant's brothers and
sisters; or

                                       1.

                                    (iii)    the estate of the Participant.

                           (c)      "Board" or "Board of Directors" refers to
the Board of Directors of the Company.

                           (d)      "Change in Control" has the meaning
specified in Section 280G of the Code.

                           (e)      "Code" refers to the Internal Revenue Code
of 1986, as amended from time to time, and any regulations thereunder.

                           (f)      "Committee" or "Administrative Committee"
refers to the officers of the Company who act on behalf of the Company in discharging the Company's duties as the Plan Administrator. Notwithstanding any other provision of the Plan, any member of the Committee or any other officer or employee of the Company who exercises discretion or authority on behalf of the Company shall not be a fiduciary of the Plan merely by virtue of his or her exercise of such discretion or authority. The Board shall identify the Company officers who shall serve as members of the Committee. Because this Plan is a "top hat" arrangement, the Committee shall not be subject to the duties imposed by the provisions of Part 4 of Title I of ERISA.

                           (g)      "Company," "Corporation" or "Employer"
refers to:

                                    (i)      PeopleSoft, Inc., a Delaware
corporation;

                                    (ii)     To the extent provided in an
adoption agreement for this Plan, any subsidiary directly or indirectly majority-owned by PeopleSoft, Inc.; and

                                    (iii)    To the extent designated by the
Board of Directors or Compensation Committee of PeopleSoft, Inc., any subsidiary directly or indirectly majority-owned by PeopleSoft, Inc.

                           (h)      "Compensation" refers to an Employee's gross
salary, including any commissions, bonuses or awards, payable by the Company. In determining a Participant's deferrals and Matching Contributions under this Plan, the Plan Administrator shall take account of items included in the definition of Compensation under the Employer's Qualified Plan with the following adjustments:

                                    (i)      Compensation shall be increased to
reflect amounts deferred by a Participant under this Plan; and

                                    (ii)     Compensation shall not be limited
to amounts permitted under Qualified Plans pursuant to Code Section 401(a)(17) ($200,000 for 2003). Compensation shall not include distributions from this Plan.

                           (i)      "Contingent Worker" describes any person
during the period in which the person renders services to, for or on behalf of the Company under one or more of the following categories or classifications:

                                       2.

                                    (i)      Independent Contractor. An
"independent contractor" is an individual (a) whose services are engaged by the Company under a written or oral contract, between the individual and the Company, to perform specialized tasks, for or on behalf of the Company, which require substantial skill and independent judgment and (b) whose compensation is not subject to the withholding of employment or income taxes by the Company under Sections 3121 or 3401 of the Code (other than back-up withholding under Code Section 3406) but is subject to reporting by the Company, under Code
Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation.

                                    (ii)     Leased Worker. A "leased worker" is
an individual hired by an employee leasing company and made available to the Company by the leasing company, under a written or oral contract between the Company and the leasing company, in an arrangement in which the compensation paid to the individual is subject to the withholding of employment or income taxes by the leasing company under Sections 3121 or 3401 of the Code. The term "leased worker" includes but is not limited to persons who provide services to the Company in a joint employment relationship with the leasing company. Similarly, the term "leased worker" includes but is not limited to a leased employee within the meaning of Section 414(n) of the Code.

                                    (iii)    Technical Contractor. A "technical
contractor" is an individual who is a skilled technical worker, such as an engineer or computer specialist and who is hired by a technical services firm and made available to the Company by the technical services firm, in an arrangement in which the compensation paid to the individual is subject to the withholding of employment or income taxes by the technical services firm under Sections 3121 or 3401 of the Code or is subject to reporting by the technical services firm, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation. The term "technical contractor" includes but is not limited to independent contractors and leased workers. The term "technical services firm" includes but is not limited to a leasing company, as described above, or a firm distinct from the Company under a master vendor program or outsourcing arrangement, as described below.

                                    (iv)     Master Vendor Worker. A "master
vendor worker" is an individual who renders services to the Company under a master vendor program. A master vendor program is an arrangement in which a personnel agency or other human resources firm supplies the Company with some or all of the individuals who, at any time or from time to time, constitute the Company's temporary work force, either directly or through other temporary help services, with or without consolidated billing or invoicing. The compensation paid to the master vendor worker is subject to the withholding of employment or income taxes by the personnel agency or human resources firm under Sections 3121 or 3401 of the Code or is subject to reporting by the personnel agency or human resources firm, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation. The term "master vendor worker" includes but is not limited to independent contractors, leased workers and technical contractors.

                                    (v)      Outsourcing Organization Worker. An
"outsourcing organization worker" is an individual who renders services to the Company under an outsourcing or managed services arrangement. An outsourcing or managed services arrangement exists when

                                       3.

a firm, distinct from the Company and with specialized expertise, contracts with the Company not only to provide personnel but also to assume responsibility for functions not at the core of the Company's business. Non-core functions include but are not limited to mail room, reception, food service, landscaping, and building security or maintenance. The compensation paid to an outsourcing organization worker is subject to the withholding of employment or income taxes by the outsourcing organization or managed services firm under Sections 3121 or 3401 of the Code or is subject to reporting by the outsourcing organization or managed services firm, under Code Section 6041, on IRS Form 1099-MISC or other form for the reporting of nonemployee compensation. The term "outsourcing organization worker" includes but is not limited to independent contractors, leased workers, technical contractors and master vendor workers.

                                    (vi)     Consistent with the terms of the
Plan and relevant laws, the Committee shall have discretionary authority to determine which persons who provide services to, for or on behalf of a Company are Contingent Workers excluded from the category of Employees eligible to participate in this Plan.

                           (j)      Disabled" or "Disability" refers to a
physical or mental condition of a Participant which (i) occurs after the Participant first defers Compensation under this Plan, (ii) results from an injury, disease or disorder, (iii) renders the Participant totally and permanently incapable of continuing in his or her customary employment with the Company, and (iv) causes the Participant to be eligible to receive disability benefits under the Social Security Administration or under any long-term disability plan or policy provided by the Company. A Participant automatically will satisfy the requirements under this Plan, with respect to submission of evidence of disability, throughout the period that he or she remains qualified for Social Security disability benefits. Any Participant who believes that he or she is entitled to any advantage, benefit or other consideration under the Plan as a result of being Disabled shall apply to the Committee for such consideration and shall provide any evidence of Disability which the Committee in its discretion may request in a manner consistent with the Americans with Disabilities Act of 1990 and other relevant laws.

                           (k)      "Effective Date" refers to March 1, 1994,
with respect to the initial adoption of this Plan and to January 1, 2003, with respect to the amendment and restatement of this Plan as well as with respect to Compensation first earned, determined or payable after that date.

                           (l)      "Eligible Employee" refers to an Employee
who is eligible to participate in the Plan pursuant to Section 3 of the Plan. Where the Committee considers appropriate in applying the provisions of this Plan, the term Eligible Employee shall include only persons who are Participants under the Plan.

                           (m)      "Employee" refers to any individual who is
employed by the Company, provided, however, that the term "Employee" shall not include any Contingent Worker or any individual who is not on the United States ("U.S.") payroll of the Company. An individual is not on the U.S. payroll of the Company during any period in which the Company does not actually deduct, withhold and deposit employment or income taxes from such individual's compensation under Section 3121 or 3401 of the Code.

                                       4.

                           (n)      "ERISA" refers to the Employee Retirement
Income Security Act of 1974, as amended from time to time.

                           (o)      "Hardship" refers to a Participant's
immediate and heavy financial need caused by an unforeseeable emergency, as described in Treasury Regulations Section 1.457-2(h)(4) and (5).

                           (p)      "Matching Contributions" refers to amounts
described in Section 5.6(a) of the Plan that are allocated to a Participant's Account for Plan Years beginning prior to January 1, 2003.

                           (q)      "Participant" refers to an Eligible Employee
who has elected to defer part or all of his or her Compensation for any Plan Year and who has an Account under the Plan.

                           (r)      "Plan" refers to the PeopleSoft, Inc.
Executive Deferred Compensation Plan, as initially adopted effective March 1, 1994, and as amended from time to time thereafter. Deferrals by any Participant shall be governed by the terms of the Plan at the time the Participant elects to make such deferrals. Distributions to any Participant or Beneficiary under this Plan shall be governed by the terms of the Plan at the time such distributions commence. Effective January 1, 1997, the term Plan shall include, as appropriate, the PeopleSoft, Inc. Executive 401(k) Plan.

                           (s)      "Plan Administrator" refers to the Company.

                           (t)      "Plan Year" refers to the calendar year.

                           (u)      "Qualified Plan" refers to the Company's tax
qualified individual account cash or deferred compensation plan subject to the limits imposed by Code Sections 401(a)(4), 401(k), 401(m), 402(g) and 415.

                           (v)      "Service" and "Years of Service" have the
meanings specified in Code Section 411(a)(4) and (5)(A) and the regulations thereunder. As a general rule, the terms "Service" and "Year of Service" shall be applied under this Plan in the same manner as applied under the Company's Qualified Plan. As an exception to the general rule, the Committee may adjust the computation of Service under this Plan to avoid statutory or regulatory restrictions that apply to the computation of Service under the Company's Qualified Plan. In determining the extent and continuation of a Participant's Service, the Plan Administrator ordinarily shall treat employment with any affiliate of the Employer, within the meaning of Code Section 414(b) and (c), as employment with the Employer for the following purposes:

                                    (i)      For determining the amount of
Employer Matching Contributions a Participant may receive under this Plan (for Plan Years beginning prior to January 1, 2003);

                                    (ii)     For determining a Participant's
vested interest in his or her Employer Matching Contribution Account under this Plan and under the Employer's Executive 401(k) Plan (for Plan Years beginning prior to January 1, 2003); and

                                       5.

                                    (iii)    Effective January 1, 1999, for
preventing the characterization of a transfer among Employer affiliates as a Termination of Employment entitling a Participant or Alternate Payee to distributions from this Plan or from the Employer's Executive 401(k) Plan.

                           (w)      "Termination of Employment" refers to an
Employee's (i) separation from service with the Company, (ii) refusal or failure to return to work with the Company within five (5) working days after the date requested by the Company, or (iii) failure to return to work with the Company at the conclusion of a leave of absence.

                           (x)      "Trust" refers to a rabbi trust within the
meaning of Revenue Procedures 92-64 and 92-65 of which a financial institution selected by the Company serves as trustee. The term "Trustee" shall include such financial institution and any successor Trustee under the Trust instrument.

         3.       ELIGIBILITY

                  3.1      Eligible Employees

                           An Employee shall be an Eligible Employee if he or
she either is a member of a select group of management who is designated by the Board as an Eligible Employee (pursuant to Section 3.1(a) below) or highly compensated (pursuant to Section 3.1(b) below).

                           (a)      If the Board designates a member of a select
group of management as an Eligible Employee, the Board or Committee shall notify such Eligible Employee of his or her eligibility to participate in the Plan and the date upon which such Eligible Employee's participation may commence. For purposes of this Plan, only Employees who are employed by the Company at the Vice President level and above shall be considered to be members of a select group of management.

                           (b)      In determining whether an Employee is highly
compensated for purposes of determining eligibility under this Plan, (i) an Employee (other than an Employee who is employed as a salesperson) shall be considered to be highly compensated if the Employee's annual Compensation equals at least $170,000 (or such greater amount as provided by the Committee, in its sole discretion), and (ii) an Employee who is employed as a salesperson shall be considered to be highly compensated if the Employee's annual Compensation for the prior Plan Year equals at least $170,000 (or such greater amount as provided by the Committee, in its sole discretion). An Employee shall cease to be eligible to defer Compensation under the Plan pursuant to this Section 3.1(b) when the Employee ceases to be highly compensated as described in the preceding sentence. The effective date of any such ineligibility shall be the first day of the Plan Year coinciding with or next following the date on which the Board or Committee provides the Employee with notice of such revocation

                           (c)      An Employee's eligibility to participate in
the Plan shall not confer upon the Employee any right to any award, bonus or other remuneration of any kind.

                                       6.

                  3.2      Hardship Withdrawals

                           A Participant shall not be eligible to defer any
Compensation in the Plan for the remainder of any Plan Year in which the Participant takes a Hardship withdrawal from the Plan.

         4.       DEFERRAL OF COMPENSATION

                  4.1      Election to Defer

                           An Eligible Employee may elect to defer the receipt
of Compensation by completing a deferral election form provided or approved by the Committee. Pursuant to the deferral election form, an Eligible Employee may elect to defer any whole percentage or fixed dollar amount of his or her Compensation; provided, however, that the minimum amount of such deferrals is ten thousand dollars ($10,000) for a Plan Year. At the time an Eligible Employee completes a deferral election form, the Eligible Employee must designate in writing the method in which the Compensation deferred for any Plan Year, adjusted under Section 5 below, shall be distributed from his or her Account. For any Plan Year beginning prior to January 1, 2000, an Eligible Employee's designation of a method of distribution shall apply only to Compensation deferred that year, adjusted under Section 5 below. After December 31, 1999, an Eligible Employee's designation of a method of distribution shall apply to his or her entire Account under this Plan, including amounts deferred before or after the designation, as adjusted under Section 5 below. Following the initial designation for the first Plan Year beginning after December 31, 1999, if an Eligible Employee delivers another properly completed designation to the Committee, his or her entire Account under this Plan shall be paid in accordance with the designation bearing the latest date prior to the commencement of distributions.

                  4.2      Date of Deferral

                           (a)      General

                                    An Eligible Employee must submit his or her
deferral election form to the Committee no later than the last day of the deferral election period for a Plan Year, which shall be established by the Committee, in its sole discretion; provided, however, that any Eligible Employee (other than an Employee who is employed as a salesperson) who commences employment with the Company after the last day of a deferral election period for a Plan Year may elect to participate in the Plan for such Plan Year if the Eligible Employee submits his or her deferral election form within the first thirty (30) days (or such other period as the Committee may determine in its sole discretion) after the date the Eligible Employee commences employment with the Company.

                           (b) Special Election Period for J.D. Edwards & Company Employees

                                    Notwithstanding Section 4.2(a), employees of
J.D. Edwards & Company and its wholly-owned subsidiaries who are otherwise eligible hereunder shall be eligible to participate in the Plan in accordance with the following: (i) any such employees who are employed by J.D. Edwards & Company or its wholly-owned subsidiaries as of July 31, 2003 shall be eligible to participate in the Plan effective September 1, 2003; (ii) any such employees

                                       7.

who commence employment with J.D. Edwards & Company or its wholly-owned subsidiaries after July 31, 2003 but prior to January 1, 2004 shall be eligible to participate in the Plan effective January 1, 2004. The participation of any employees of J.D. Edwards & Company or its wholly-owned subsidiaries who are otherwise eligible hereunder and who elect to participate in the Plan on or after January 1, 2004 shall be subject to Section 4.2(a).

                  4.3      Multiple Elections

                           An election to defer Compensation shall be effective
on the date an Eligible Employee delivers a completed deferral election form to the Committee; provided, however, that, if the Eligible Employee delivers another properly completed deferral election form to the Committee prior to the close of the deferral election period described in Section 4.2, the deferral election on the form bearing the latest date shall control. After the last day of the election period, the controlling election made prior to the close of the period shall be irrevocable.

                  4.4      Affirmative Annual Elections

                           In order to defer any portion of Compensation earned
in any Plan Year after 1994, an Eligible Employee must submit at least one completed deferral election form during the deferral election period for such Plan Year or in the case of an Eligible Employee who commences employment after such deferral election period, a completed deferral election form within the first thirty (30) days (or such other period as the Committee may determine, in its sole discretion) after the date the Eligible Employee commences employment with the Company. For any Plan Year beginning prior to January 1, 2003, if an Eligible Employee fails to submit a completed deferral election form for a Plan Year in accordance with this Article 4, the Eligible Employee will be deemed to have elected to continue deferring the same fixed dollar amount or percentage of Compensation that the Eligible Employee deferred in the preceding Plan Year. For any Plan Year commencing after December 31, 2002, if an Eligible Employee fails to submit a completed deferral election form for a Plan Year in accordance with this Article 4, then such Eligible Employee shall be deemed to have elected not to defer any Compensation in the Plan for such Plan Year.

                  4.5      Deferred Compensation Adjustments

                           After an annual election has taken effect for any
Plan Year, a Participant may not increase or decrease the percentage or amount of Compensation to be deferred during that Plan Year; provided, however, that
(i) a Participant must cease all deferrals under the Plan if such cessation would relieve the Participant of one or more Hardships without any withdrawals under this Plan, and (ii) a Participant shall not be eligible to defer any Compensation in the Plan for the remainder of any Plan Year in which the Participant takes a Hardship withdrawal from the Plan.

         5.       DEFERRED COMPENSATION ACCOUNTS

                  5.1      Maintenance of Accounts

                           The Plan Administrator shall maintain one or more
Accounts with respect to any Compensation deferred by a Participant under
Section 4 above. The Plan Administrator

                                       8.

shall credit the Account with the full amount of Compensation deferred in any payroll period. If the Compensation deferred is subject to federal or state employment taxes (e.g., taxes under the Federal Insurance Contributions Act or Federal Unemployment Tax Act), said taxes shall be withheld and deducted from a portion of the Participant's Compensation not deferred under this Plan. A Participant shall be fully vested at all times in amounts deferred under Section 4 above, as adjusted for any earnings, losses, interest accruals, administrative expenses or distributions as described below.

                  5.2      Investment Elections

                           In accordance with rules, procedures and options
established by the Committee, a Participant shall have the right to direct the investment of his or her Account, except for any period of time during which the Company limits Account earnings to interest accruals under Section 5.4 below. Although the Company shall have the obligation to follow the Participant's investment directions, the Company, in its sole discretion, may satisfy its obligation from time to time in one or both of the following ways. First, the Company may invest assets allocable to the Participant's Accounts in the specific investments, in the specific amounts and for the specific periods directed by the Participant; and the Company must credit or charge the Participant's Accounts with the earnings, gains or losses resulting from such investments. Second, the Company may invest assets allocable to the Participant's Accounts in any manner, in any amount and for any period of time which the Company in its sole discretion may select; but the Company must credit or charge the Participant's Accounts with the same earnings, gains or losses that the Participant would have incurred if the Company had invested the assets allocable to the Participant's Accounts in the specific investments, in the specific amounts and for the specific periods directed by the Participant. In accordance with procedures established by the Plan Administrator, a Participant may change his or her investment directions on a monthly basis, or such other basis as may be determined by the Committee, in its sole discretion. Such changes may be made in accordance with procedures established by the Company or the Committee, in its sole discretion. If this Plan is determined to be subject to the fiduciary provisions of Part 4 of Title I of ERISA, this Plan shall be treated as a Plan described in Section 404(c) of ERISA and Title 29 of the Code of Federal Regulations Section 2550.404c-1, in which Plan fiduciaries may be relieved of liability for any losses which are the direct and necessary result of investment instructions given by a Participant or Beneficiary.

                  5.3      Investment Earnings or Losses

                           Except for any period of time during which the
Company limits Account earnings to interest accruals under Section 5.4 below, any amounts credited to the Account of a Participant as a result of the deferral of all or part of his or her Compensation may increase or decrease as a result of the Company's investment of such amounts during the Plan Year, as described in Section 5.2 above. A ratable share of Plan investment earnings or losses under this Section 5.3 shall be credited to the Account of a Participant, as determined in good faith by the Committee. At the sole discretion of the Committee, for any Plan Year, the Committee may allocate to the Participant's Account either (i) the full amount of the Participant's share of Plan investment earnings or losses or (ii) the full amount of such share adjusted for any federal, state or local income or employment tax consequences attributable to such earnings or losses. If the full amount of such investment earnings or losses are allocated to a Participant's Account, any

                                       9.

federal, state or local income or employment tax consequences attributable to such earnings or losses under this Section 5.3 shall be borne by or inure to the benefit of the Company. The Participant and his or her Beneficiary understand and agree that they assume all risk in connection with any decrease in the value of the Compensation deferred under the Plan and invested in accordance with these Sections 5.2 and 5.3.

                  5.4      Interest Accruals

                           During each Plan Year in which the Company does not
invest a Participant's deferred Compensation as described in Sections 5.2 and
5.3 above, any amounts credited to the Account of a Participant as a result of the deferral of all or part of his or her Compensation shall accrue interest compounded annually, as consideration for the use or forbearance of money. The accrual of interest begins and the compounding of interest occurs on January 1 of each Plan Year or, if later, the date on which a Participant first defers Compensation under the Plan. The rate at which interest accrues shall equal the prime rate, plus one percent, offered to borrowers by a commercial bank in Pleasanton, California on December 31st of the Plan Year during which the accrual occurs. The Committee shall select the commercial bank before December 1 of the Plan Year during which the accrual occurs. At the sole discretion of the Company, for any Plan Year the amount of such accrued interest (i) may be allocated in full to a Participant's Account or (ii) may be adjusted for any federal, state, or local income or employment tax consequences attributable to such interest prior to allocating such interest to a Participant's Account. If the full amount of such interest accruals is allocated to a Participant's Account, any federal, state or local income or employment tax consequences attributable to interest accruals under this Section 5.4 shall be borne by or inure to the benefit of the Company.

                  5.5      Investment of Unpaid Balances

                           The unpaid balance of all Accounts payable under the
Plan shall continue to be credited with the investment earnings or losses described in Sections 5.2 and 5.3 above or continued accruals of interest as described in Section 5.4 above.

                  5.6      Company Contributions

                           (a)      Matching Contributions

                                    The Company shall not make any Matching
Contributions to a Participant's Account under this Plan for any Plan Years commencing after December 31, 2002.

                                    At the end of each Plan Year beginning prior
to January 1, 2003 for which a Participant has deferred Compensation under this Plan, the Committee shall credit to the Participant's Account an amount equal to the Company matching contributions, within the meaning of Code Section 401(m) and the Company's Qualified Plan, which the Participant's account in such Qualified Plan would have received (i) if the Participant had contributed to the Company's Qualified Plan the amounts deferred under this Plan and (ii) if the limits on deferrals imposed by Sections 401(k) and 402(g) of the Code did not apply to the Company's Qualified Plan and if the Company did not exclude certain highly compensated employees from the matching contribution feature of the Qualified Plan under Section 401(m) of the Code ("Matching Contributions"). For Plan Years beginning before January 1, 2000, the Company shall make Matching Contributions only with respect to a Participant's Compensation deferrals in any year under this Plan that did not exceed the amount an individual was permitted to defer under Code Section 402(g) ($9,500 for 1997 and $10,000 for 1998 and 1999). For Plan Years beginning after December 31, 1999, but prior to January 1, 2003, the Company

                                       10.

shall make Matching Contributions only with respect to a Participant's Compensation deferrals in any year under this Plan that did not exceed $10,000. Notwithstanding any other provision of this Plan to the contrary, any matching contributions allocated to a Participant's account under the Company's Qualified Plan for any year beginning prior to January 1, 2003 shall reduce dollar-for-dollar any Matching Contributions allocable to the Participant's Account for that same Plan Year under this Plan. The Company's Matching Contributions shall be weighted, in the same manner as under the Company's Qualified Plan, for the Years of Service a Participant completes with the Company prior to January 1, 2003, so that for every dollar a Participant defers for any Plan Year beginning prior to January 1, 2003, the Company shall make the Matching Contribution described below:

  Participant's                 Company's
Years of Service          Matching Contribution
----------------          ---------------------
Year 1                          $0.00
Years 2, 3 and 4                $0.25
Years 5, 6 and 7                $0.50
Years 8, 9 and 10               $0.75
Years 11 and beyond             $1.00

                           (b)      Discretionary Contributions

                                    The Company may but need not make additional
contributions for any Participant under this Plan. These discretionary contributions shall be subject to the same vesting provisions that apply to Matching Contributions under this Plan.

                           (c)      Adjustments to Company Contributions

                                    Once credited to a Participant's Account
under this Plan, the amounts described in Section 5.6 shall accrue the interest or investment return described in Sections 5.2, 5.3, 5.4 and 5.5 above, and shall be paid in accord with Section 7 below.

                           (d)      Vesting in Company Contributions

                                    A Participant shall vest in amounts
allocated to his or her Account pursuant to Section 5.6 as follows:

                                       11.

 Years of Service                Vested Percentage
 ----------------                -----------------
Fewer than 1                              0%
1 but fewer than 2                       25%
2 but fewer than 3                       50%
3 but fewer than 4                       75%
4 or more                               100%

Additionally, a Participant shall be 100% vested if, prior to his or her Termination of Employment, the Participant attains age 65, dies or becomes Disabled.

                  5.7      Company's General Assets

                           Each Participant understands and agrees that all
Compensation deferred under the Plan and all amounts credited to a Participant's Account under the Plan (a) are the general assets of the Company, (b) may be used in the operation of the Company's business or in any other manner permitted by law, and (c) remain subject to the claims of the Company's general unsecured creditors. Each Participant agrees, on behalf of such Participant and his or her Beneficiary, that (i) title to any amounts deferred under the Plan or credited to a Participant's Account remains in the Company and (ii) neither such Participant nor his or her Beneficiary has any property interests whatsoever in said amounts, except as general creditors of the Company.

         6.       EFFECT ON EMPLOYEE BENEFITS

                  Amounts deferred under this Plan or distributed pursuant to the terms of this Plan shall not be taken into account in the calculation of a Participant's benefits under any employee pension or welfare benefit program or under any other compensation practice maintained by the Company, except to the extent provided in such program or practice.

         7.       PAYMENT OF DEFERRED COMPENSATION AND DEATH BENEFITS

                  7.1      Income Tax Obligations

                           If a Participant is assessed federal, state or local
income taxes by reason of, and computed on the basis of, his or her undistributed deferred Compensation, Matching Contributions or other additions to his or her Account, the Participant shall notify the Committee in writing of such assessment and there shall be distributed from the Participant's Account deferred Compensation or other amounts equal to such tax assessment, together with any interest due and penalties assessed thereupon within thirty (30) days following such notice; provided however, that if the Committee determines that such assessment is improper, it may request that the Participant contest the assessment, at the expense of the Company (which expense shall include all costs of appeal and litigation, including legal and accounting fees, and any additional interest assessed on the deficiency from and after the date of the Participant's notice to the Committee); and during the period such contest is pending, the sums otherwise distributable pursuant to this Section 7.1 shall not be distributed.

                                       12.

                  7.2      In-Service Withdrawals

                           (a)      Withdrawals to Meet Hardships

                                    If at any time following the first
anniversary of initial participation in the Plan a Participant incurs a Hardship, as defined in Section 2(o) above, the Participant may, by written notice to the Committee, request that all or any specified part of his or her Account, but not less than $1,000 per withdrawal, be paid to the Participant, and such distribution, if approved by the Company, shall be made in a lump sum within thirty (30) days following the Company's approval. The Company shall have exclusive authority to determine whether to make a Hardship distribution from a Participant's Account but shall not unreasonably deny a request for such a distribution. The Company's decision shall be final and binding on all parties. Any Hardship withdrawals from a Participant's Account shall reduce the amount available for subsequent distributions from the Account, as the Company in good faith may determine.

                                    In general, but without limitation, the
Company shall approve a Hardship withdrawal from a Participant's Account if the reduction does not exceed the amount needed to pay for the following unreimbursed expenses: (i) medical expenses defined in Code Section 213(d) and incurred (or to be incurred) during the calendar year by the Participant, or his or her spouse or dependents (as described in Code Section 152) as a result of a sudden or unexpected illness or accident; (ii) loss of the Participant's property as a result of a casualty or other extraordinary, unforeseeable circumstances attributable to forces beyond the Participant's control; or (iii) other costs recognized by the Company to pose an immediate and heavy financial need on the Participant as a result of an unforeseeable emergency or other factors beyond the Participant's control.

                           (b)      Previously Scheduled Withdrawals

                                    Effective January 1, 2004, for each Plan
Year, a Participant may elect to specify in advance a date upon which to receive a distribution of all or any specified part of the Participant's Compensation deferred during such Plan Year, as adjusted under Section 5, in a lump sum payment, provided that (i) such election is made during the deferral election period, as established by the Committee, in its sole discretion, for such Plan Year (or in the case of an Eligible Employee who commences employment after such deferral election period, within the first thirty (30) days (or such other period as the Committee may determine, in its sole discretion) after the date the Eligible Employee commences employment with the Company), (ii) the scheduled date of distribution is no earlier than two (2) years following the commencement of such Plan Year, and (iii) the Participant is employed by the Company on the scheduled date of distribution. A Participant shall be permitted to cancel such election prior to the scheduled date of distribution, provided that the election of cancellation is made at least one (1) year prior to the scheduled date of distribution. Upon a Participant's Termination of Employment, any elections for previously scheduled withdrawals under this Section 7.2(b) automatically shall be cancelled, and the Participant shall receive a distribution of his or her Account in accordance with Section 7.3, 7.4, or 7.5, as appropriate.

                                       13.

                           (c)      Other Withdrawals

                                    Prior to the termination of his or her
employment, a Participant may not withdraw any funds from his or her Account under this Plan or under the Executive 401(k) Plan except as provided in Section 7.2(a), 7.2(b) or 7.9.

                  7.3      Termination of Employment

                           (a)      General Rule

                                    Upon Termination of Employment of a
Participant, the Committee shall distribute his or her Account under the Plan, as elected by the Participant, in a lump sum or in five (5) or more (but not more than fifteen (15)) substantially equal annual installments. Such payment shall occur or commence as soon as administratively practicable after the end of the calendar quarter during which the Participant's Termination of Employment occurs, provided that such Termination of Employment occurs on or before the fifteenth (15th) day prior to the end of such calendar quarter, or such other day as determined by the Committee in its sole discretion. If such Termination of Employment occurs after the fifteenth (15th) day prior to the end of such calendar quarter, or such other day as determined by the Committee in its sole discretion, such payment shall occur or commence as soon as administratively practicable after the end of the calendar quarter following the calendar quarter during which the Participant's Termination of Employment occurs.

                           (b)      Limited Period Election

                                    Notwithstanding the foregoing, on or after
March 13, 2003 but prior to March 31, 2003, or such other date as determined by the Committee in its sole discretion, a Participant may elect to receive payment of his or her Account upon the Participant's Termination of Employment within 30 days after the first day of the calendar year immediately following the calendar year in which the Termination of Employment occurs, provided that (i) such election may be made only once for a Termination of Employment occurring on or after March 13, 2003 but prior to January 1, 2004, (ii) the Participant must submit such election by March 31, 2003, or such other date as determined by the Committee in its sole discretion, and (iii) the Participant must submit such election prior to any Termination of Employment or any notice of Termination of Employment. If a Participant fails to make an election in accordance with this
Section 7.3(b), the Participant shall receive payment of his or her Account upon Termination of Employment in accordance with Section 7.3(a).

                  7.4      Disability

                           If a Participant incurs a Disability prior to
Termination of Employment, the Committee shall distribute his or her Account under the Plan, as elected by the Participant, in a lump sum or in five (5) or more (but not more than fifteen (15)) substantially equal annual installments. Such payment shall occur or commence as soon as administratively practicable after the end of the calendar quarter during which the Participant's Termination of Employment due to the Disability occurs, provided that such Termination of Employment occurs on or before the fifteenth (15th) day prior to the end of such calendar quarter, or such other day as determined by the Committee in its sole discretion. If such Termination of Employment occurs after the

                                       14.

fifteenth (15th) day prior to the end of such calendar quarter, or such other day as determined by the Committee in its sole discretion, such payment shall occur or commence as soon as administratively practicable after the end of the calendar quarter following the calendar quarter during which the Participant's Termination of Employment occurs. Prior to the death of the Participant, during any period in which a Participant remains Disabled, he or she (or his or her legal representative) may request Hardship withdrawals from any undistributed portion of his or her Account. Any such Hardship withdrawals shall reduce the amount available for subsequent distributions from the Account, as the Company in good faith may determine.

                  7.5      Death Prior to Commencement of Distributions

                           For any Participant who commenced participation in
the Plan prior to January 1, 2003, upon the death of such Participant prior to the commencement of any distribution under the Plan, his or her Beneficiary shall receive an amount equal to the greater of the following: (i) the death benefit accrued as of December 31, 2002 and specified in an individual statement provided by the Plan to the Participant, or (ii) the amount in the Participant's Account at the time of the Participant's death. Such amount shall be distributed to the Beneficiary in accordance with the following: (i) any portion of such amount equal to the amount credited to the Participant's Account at the time of the Participant's death shall be distributed in a lump sum or in five (5) or more (but not more than fifteen (15)) substantially equal annual installments, as elected at the time of the deferral of Compensation under the Plan, and (ii) any portion of such amount that exceeds the amount credited to the Participant's Account at the time of the Participant's death shall be distributed in a lump sum. The payment of such amounts to the Beneficiary shall occur or commence as soon as administratively practicable after the end of the calendar quarter during which the Participant's death occurs, provided that such death occurs on or before the fifteenth (15th) day prior to the end of such calendar quarter, or such other day as determined by the Committee in its sole discretion. If the Participant's death occurs after the fifteenth (15th) day prior to the end of such calendar quarter, or such other day as determined by the Committee in its sole discretion, such payment to the Beneficiary shall occur or commence as soon as administratively practicable after the end of the calendar quarter following the calendar quarter during which the Participant's death occurs. Notwithstanding the foregoing, in order for a Beneficiary to receive payment of such amounts, the Beneficiary must comply with any administrative procedures required by the Plan Administrator, in its sole discretion, to commence payment of such amounts, including, but not limited to, the submission of any documents that may be requested by the Plan Administrator.

                  7.6      Death After Commencement of Distributions

                           Upon the death of a Participant after the
commencement of any distribution in accordance with Section 7.3 or 7.4 above, the balance remaining in the Account of such Participant shall be distributed to his or her Beneficiary in accordance with the terms elected by the Participant at the time of the deferral of Compensation under the Plan. The payment of such amounts to the Beneficiary shall occur or commence as soon as administratively practicable after the end of the calendar quarter during which the Participant's death occurs, provided that such death occurs on or before the fifteenth (15th) day prior to the end of such calendar quarter, or such other day as determined by the Committee in its sole discretion. If the Participant's death occurs after the fifteenth (15th) day prior to the end of such calendar quarter,

                                       15.

or such other day as determined by the Committee in its sole discretion, such payment to the Beneficiary shall occur or commence as soon as administratively practicable after the end of the calendar quarter following the calendar quarter during which the Participant's death occurs. Notwithstanding the foregoing, in order for a Beneficiary to receive payment of such amounts, the Beneficiary must comply with any administrative procedures required by the Plan Administrator, in its sole discretion, to commence payment of such amounts, including, but not limited to, the submission of any documents that may be requested by the Plan Administrator.

                  7.7      Default Distribution

                           The Company shall accelerate the payment of Accounts
under the Plan as a lump sum payment if (i) the value of a Participant's Account is less than $25,000 at the time of the Participant's Termination of Employment, or (ii) after a Participant's Termination of Employment, the value of the Participant's Account is less than $10,000 as of the fifteenth (15th) day prior to the end of a calendar quarter, or such other day as determined by the Committee in its sole discretion. In such event, the Company shall distribute the Participant's Account in a lump sum as soon as administratively practicable after the end of the calendar quarter during which the Account first becomes payable under the Plan, provided that such event occurs on or before the fifteenth (15th) day prior to the end of such calendar quarter, or such other day as determined by the Committee in its sole discretion. If such event occurs after the fifteenth (15th) day prior to the end of such calendar quarter, or such other day as determined by the Committee in its sole discretion, such payment shall occur or commence as soon as administratively practicable after the end of the calendar quarter following the calendar quarter during which the Account first becomes payable under the Plan.

                  7.8      Withholding and Other Tax Consequences

                           From any payments made under this Plan, the Company
shall withhold any taxes or other amounts which federal, state or local law requires the Company to deduct, withhold and deposit. The Company's determination of the type and amount of taxes to be withheld from any payment shall be final and binding on all persons having or claiming to have an interest in this Plan or in any Account under this Plan.

                  7.9      Withdrawals Upon Payment of Penalty

                           Upon written notice to the Committee, a Participant
may elect at any time to receive any portion of his or her vested Account balance in a lump sum subject to a penalty equal to ten percent (10%) of the amount the Participant requests for withdrawal. Any distribution made under this
Section 7.9 shall be made as soon as practicable after the request and shall be reduced by the amount of the penalty, which shall be irrevocably forfeited by the Participant. In addition, upon payment of such distribution, the Participant shall be suspended from deferring any Compensation under Section 4.1 and receiving any contributions from the Company under Section 5.6 for twelve (12) months following the date of payment of such distribution. If any applicable law or regulation provides that any amounts deferred under the Plan would lose their tax deferred status as a result of this Section 7.9, then, in the Company's sole discretion, either (i) payments under the Plan shall be accelerated to a date prior to the effective date of such law or regulation, or (ii) to the extent not prohibited by the Plan, the Plan

                                       16.

shall be amended to comply with the new law or regulation as of its effective date; provided however, that the Company in any event shall be permitted to amend the Plan to eliminate this Section 7.9.

         8.       FUNDING

                  All amounts deferred under this Plan become and remain general assets of the Company. All payments under this Plan shall come from the general assets of the Company. The amounts credited to Participants' Accounts are not secured by any specific assets of the Company. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder or to establish a trust or purchase an insurance policy or other product for such purpose. The Company may make such arrangements as it desires to provide for the payment of benefits. Neither a Participant nor his or her Beneficiary or estate shall have any rights against the Company with respect to any portion of any Account under the Plan except as general unsecured creditors. No Participant, Beneficiary or estate shall have an interest in any Account under this Plan until the Participant, Beneficiary or estate actually receives payment from the Account.

         9.       SUSPENSION OF PAYMENTS UPON COMPANY'S INSOLVENCY

                  At all times during the continuance of any trust established in connection with this Plan ("Trust"), if the Plan Administrator determines that the Company's financial condition is likely to result in the suspension of benefit payments from the Trust, the Plan Administrator shall advise Participants and Beneficiaries that payments from the Trust shall be suspended during the Company's insolvency. If the Trustee subsequently resumes such payments, the Administrator shall advise Participants and Beneficiaries that, if Trust assets are sufficient, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants and Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made directly by the Company during any period of discontinuance. No insufficiency of Trust assets shall relieve the Company of its obligation to make payments when due under the Plan.

         10.      NON-ALIENATION OF BENEFITS

                  The interest of any Participant or Beneficiary under the Plan shall not be subject to sale, assignment, transfer, conveyance, hypothecation, encumbrance, garnishment, attachment, anticipation, pledge, alienation or other disposition prior to actual distribution from the Plan; and any attempt to effect such disposition shall be void. No portion of any Account shall, prior to receipt thereof, be subject to the debts, contracts, liabilities, or engagements of any Participant or Beneficiary. Nothing in the preceding sentence shall prohibit the Company from recovering from a Participant or Beneficiary any payments to which he or she was not entitled under the Plan.

         11.      LIMITATION OF RIGHTS

                  Nothing in this Plan document or in any related instrument shall cause this Plan to be treated as a contract of employment or shall be construed as evidence of any agreement or understanding, express or implied, that the Company (a) will employ any person in any particular

                                      17.

position or level of Compensation, (b) will offer any person initial or continued participation or awards in any commission, bonus or other compensation program, or (c) will continue any person's employment with the Company.

         12.      PARACHUTE PAYMENTS

                           (a)      If the gross amount of any payment or
benefit under this Plan, either separately or in combination with any other payment or benefit payable by the Company or any of its affiliates or pursuant to a plan of the Company or an affiliate, would constitute a parachute payment within the meaning of the Code Section 280G, then the total payments and benefits accrued and payable under this Plan shall not exceed the amount necessary to maximize the amount receivable by the Participant after payment of all employment, income and excise taxes imposed on the Participant with respect to such payments or benefits.

                           (b)      The Participant may elect by written notice
which items of compensation, if any, shall be reduced so as to meet the requirements of Section 12(a) above. If there is a dispute between the Company and the Participant regarding (i) the extent, if any, to which any payments or benefits to the Participant are parachute payments or excess parachute payments, under Code Section 280G, or (ii) the base amount of such Participant's Compensation under Code Section 280G, or (iii) the status of such Participant as a disqualified individual under Code Section 280G, such dispute shall be resolved in the same manner as a claim for benefits under this Plan.

                           (c)      Within sixty (60) days of a Change in
Control or, if later, within thirty (30) days of the Participant's receiving notice of Termination of Employment from the Company or the Company's receiving notice of Termination of Employment from the Participant, either the Participant or the Company may request (i) a determination of the amount of any parachute payment, excess parachute payment, or base amount of compensation, or (ii) a determination of the reduction necessary to maximize the net receipts of the Participant as described in Section 12(a) above. Any fees, costs or expenses incurred by the Participant in connection with such determinations shall be paid equally by the Participant and the Company.

         13.      AMENDMENT OR TERMINATION OF PLAN

                           (a)      Prior to a Change in Control, the Board of
Directors may modify, suspend or terminate the Plan in any manner that does not
(i) reduce any benefits accrued under this Plan or (ii) constitute a forfeiture of any benefits vested under this Plan. Except as provided in Section 13(c) below, after a Change in Control, the Plan may not be amended or terminated in any manner that adversely affects the fixed or contingent rights of any Participant under the Plan, including but not limited to the right to continue to defer the receipt of payments until the times specified in Section 7 above or the right to accrue interest or investment earnings at the rate and in the manner described in Section 5 above.

                           (b)      In modifying, suspending or terminating the
Plan, or in taking any other action with respect to the implementation, operation, maintenance or administration of the Plan, the Board of Directors may act by a resolution of the full Board or by a resolution of a Compensation Committee of the Board.

                                      18.

                           (c)      This Plan shall terminate immediately if an
impartial arbitrator or court of competent jurisdiction determines that this Plan is not exempt from the fiduciary provisions of Part 4 of Title I of ERISA. The Plan shall terminate as of the date it ceased to be exempt.

                           (d)      Upon termination of the Plan, the Plan
Administrator shall distribute all Accounts, as determined by the Plan Administrator (i) in a lump sum to all Participants or (ii) in accordance with the method designated by Participants at the time of their deferrals.

         14.      ADMINISTRATIVE PROCEDURES AND DISPUTE RESOLUTION

                  14.1     Plan Administrator

                           The Plan Administrator shall be the Company. The
Company may establish an Administrative Committee composed of any persons, including officers or employees of the Company, who act on behalf of the Company in discharging the duties of the Company in administering the Plan. No Administrative Committee member who is a full-time officer or employee of the Company shall receive compensation with respect to his or her service on the Administrative Committee. Any member of the Administrative Committee may resign by delivering his or her written resignation to the Board of Directors of the Company or to the Compensation Committee of the Board. The full Board or the Compensation Committee of the Board may remove any Administrative Committee member by providing him or her with written notice of the removal.

                  14.2     Committee Organization and Procedures

                           (a)      The Chief Financial Officer of the Company
("CFO") may designate a chairperson from the members of the Administrative Committee. The Administrative Committee may appoint a secretary, who may or may not be a member of the Administrative Committee. The secretary shall have the primary responsibility for keeping a record of all meetings and acts of the Administrative Committee and shall have custody of all documents, the preservation of which shall be necessary or convenient to the efficient functioning of the Administrative Committee. All reports required by law may be signed by the Chairperson or another member of the Administrative Committee, as designated by the Chairperson, on behalf of the Company.

                           (b)      The Administrative Committee shall act by a
majority of its members in office and may adopt such rules and regulations as it deems desirable for the conduct of its affairs. If the Company, the Plan, or any Participant is or becomes subject to any rules of the Securities and Exchange Commission or any national or regional securities exchange, the Company and the members of the Administrative Committee shall take any actions which are necessary or desirable for the maintenance, modification or operation of the Plan in accordance with those rules.

                                      19.

                  14.3     Administrative Authority

                           The Company and the Committee have discretionary
authority to perform all functions necessary or appropriate to the operation of the Plan, including, without limitation, authority to (a) construe and interpret the provisions of the Plan document and any related instrument and determine any question arising under the Plan document or related instrument, or in connection with the administration or operation thereof; (b) determine, in its sole discretion, all facts and relevant considerations affecting the eligibility of any Employee to be or become a Participant; (c) decide eligibility for, and the amount of, benefits for any Participant or Beneficiary; (d) authorize and direct all disbursements under the Plan; and (e) employ and engage such persons, counsel and agents and to obtain such administrative, clerical, medical, legal, audit and actuarial services as it may deem necessary in carrying out the provisions of the Plan. The Company shall be the "administrator" as defined in
Section 3(16)(A) of ERISA for purposes of the reporting and disclosure requirements of ERISA and the Code. The Vice President, Human Resources, of the Company shall be the agent for service of process on the Plan.

                  14.4     Expenses

                           All reasonable expenses which are necessary to
operate and administer the Plan shall be paid directly by the Company. All reasonable costs incurred by a Committee member in the discharge of the Company's or his or her duties under the Plan shall be paid or reimbursed by the Company. Such costs shall include fees or expenses arising from the Committee's retention, with the consent of the Company, of any attorneys, accountants, actuaries, consultants or recordkeepers required by the Committee to discharge its duties under the Plan. Nothing in the preceding two sentences or in any other provisions of the Plan shall require the Company to pay or reimburse any Committee member or any other person for any cost, liability, loss, fee or expense incurred by the Committee member or other person in any dispute with the Company; nor may any Committee member or other person reimburse himself, herself or itself from any Plan contributions or from the principal or income of investment or funding vehicle for the Plan for any such cost, liability, loss, fee or expense.

                  14.5     Insurance

                           The Company may, but need not, obtain liability
insurance to protect its directors, officers, employees or representatives against liability in the operation of the Plan.

                  14.6     Claims Procedure

                           (a)      Application for Benefits. Any application
for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative).

                           (b)      Denial of Claims. In the event that any
application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant's right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The

                                      20.

written notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

                                    (i)      the specific reason or reasons for
the denial;

                                    (ii)     references to the specific Plan
provisions upon which the denial is based;

                                    (iii)    a description of any additional
information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

                                    (iv)     an explanation of the Plan's review
procedures and the time limits applicable to such procedures, including a statement of the applicant's right to proceed to arbitration pursuant to Section
14.7 following a denial on review of the claim, as described in Section 14.6(d) below.

This written notice will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

                           (c)      Request for a Review. Any person (or that
person's authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to the Company.

                                    A request for review must set forth all of
the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

                           (d)      Decision on Review. The Plan Administrator
will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional thirty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which

                                      21.

the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

                                    (i)      the specific reason or reasons for
the denial;

                                    (ii)     references to the specific Plan
provisions upon which the denial is based;

                                    (iii)    a statement that the applicant is
entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

                                    (iv)     a statement of the applicant's
right to proceed to arbitration pursuant to Section 14.7.

                           (e)      Rules and Procedures. The Plan Administrator
will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant's own expense.

                           (f)      Exhaustion of Remedies. No legal action for
benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by
Section 14.6(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 14.6(c) above, and (iv) has been notified in writing that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to a Participant's claim or appeal within the relevant time limits specified in this Section 14.6, the Participant may proceed to arbitration pursuant to Section 14.7.

                  14.7     Arbitration

                           (a)      Any Participant's or Beneficiary's claim
remaining unresolved after exhaustion of the procedures in Section 14.6 (and to the extent permitted by law any dispute concerning any breach or claimed breach of duty regarding the Plan) shall be settled solely by binding arbitration at the Employer's principal place of business at the time of the arbitration, in accordance with the Employment Claims Rules of the American Arbitration Association. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each party to any dispute regarding the Plan shall pay the fees and costs of presenting his, her or its case in arbitration. All other costs of arbitration, including the costs of any transcript of the proceedings, administrative fees, and the arbitrator's fees shall be borne by the Employer.

                                      22.

                           (b)      Except as otherwise specifically provided in
this Plan, the provisions of this Section 14.7 shall be absolutely exclusive for any and all purposes and fully applicable to each and every dispute regarding the Plan including any claim which, if pursued through any state or federal court or administrative proceeding, would arise at law, in equity or pursuant to statutory, regulatory or common law rules, regardless of whether such claim would arise in contract, tort or under any other legal or equitable theory or basis. The arbitrator who hears or decides any claim under the Plan shall have jurisdiction and authority to award only Plan benefits and prejudgment interest; and apart from such benefits and interest, the arbitrator shall not have any authority or jurisdiction to make any award of any kind including, without limitation, compensatory damages, punitive damages, foreseeable or unforeseeable economic damages, damages for pain and suffering or emotional distress, adverse tax consequences or any other kind or form of damages. The remedy, if any, awarded by such arbitrator shall be the sole and exclusive remedy for each and every claim which is subject to arbitration pursuant to this Section 14.7. Any limitations on the relief that can be awarded by the arbitrator are in no way intended (i) to create rights or claims that can be asserted outside arbitration or (ii) in any other way to reduce the exclusivity of arbitration as the sole dispute resolution mechanism with respect to this Plan.

                           (c)      The Plan and the Company will be the
necessary parties to any action or proceeding involving the Plan. No person employed by the Company, no Participant or Beneficiary or any other person having or claiming to have an interest in the Plan will be entitled to any notice or process, unless such person is a named party to the action or proceeding. In any arbitration proceeding all relevant statutes of limitation shall apply. Any final judgment or decision that may be entered in any such action or proceeding will be binding and conclusive on all persons having or claiming to have any interest in the Plan.

                  14.8     Notices

                           Any notice from the Company or the Committee to an
Employee, Participant or Beneficiary regarding this Plan may be addressed to the last known residence of said person as indicated in the records of the Company. Any notice to, or any service of process upon, the Company or the Committee with respect to this Plan may addressed as follows:

                           Vice President, Human Resources
                           PeopleSoft, Inc.
                           4460 Hacienda Drive
                           Pleasanton, CA 94588

                  14.9     Indemnification

                           To the extent permitted by law, the Company shall,
and hereby does, indemnify and hold harmless any director, officer or employee of the Company who is or may be deemed to be responsible for the operation of the Plan, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board, in settlement of any claim) arising out of or resulting from a duty, act, omission or decision with respect to the Plan, so long as such duty, act, omission or decision does not involve gross negligence or willful misconduct on the part of such director, officer or employee. Any

                                      23.

individual so indemnified shall, within 10 days after receipt of notice of any action, suit or proceeding, notify the CFO of the Company and offer in writing to the CFO the opportunity, at the Company's expense, to handle and defend such action, suit or proceeding; and the Company shall have the right, but not the obligation, to conduct the defense in any such action, suit or proceeding. An individual's failure to give the CFO such notice and opportunity shall relieve the Company of any liability to said individual under this Section 14.9. The Company may satisfy its obligations under this provision (in whole or in part) by the purchase of insurance. Any payment by an insurance carrier to or on behalf of such individual shall, to the extent of such payment, discharge any obligation of the Company to the individual under this indemnification.

         15.      MISCELLANEOUS

                  15.1     Alternative Acts and Times

                           If it becomes impossible or burdensome for the
Company or the Committee to perform a specific act at a specific time required by this Plan, the Company or Committee may perform such alternative act which most nearly carries out the intent and purpose of this Plan and may perform such required or alternative act at a time as close as administratively feasible to the time specified in this Plan for such performance. Nothing in the preceding sentence shall allow the Company or Committee to accelerate or defer any payments to Participants under this Plan, except as otherwise expressly permitted herein.

                  15.2     Masculine and Feminine, Singular and Plural

                           Whenever used herein, pronouns shall include all both
genders, and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

                  15.3     Governing Law and Severability

                           This Plan shall be construed in accordance with the
laws of the State of California (exclusive of its rules regarding conflicts of law) to the extent that such laws are not preempted by ERISA or other federal laws. If any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, which shall be construed as if said illegal or invalid provision had never been included.

                  15.4     Facility of Payment

                           If the Plan Administrator, in its sole discretion,
determines that any Participant or Beneficiary by reason of infirmity, minority or other disability, is physically, mentally or legally incapable of giving a valid receipt for any payment due him or her or is incapable of handling his or her own affairs and if the Plan Administrator is not aware of any legal representative appointed on his or her behalf, then the Plan Administrator, in its sole discretion, may direct (a) payment to or for the benefit of the Participant or Beneficiary; (b) payment to any person or institution maintaining custody of the Participant or Beneficiary; or (c) payment to any other person selected by the Plan Administrator to receive, manage and disburse such payment for the benefit of the Participant or Beneficiary. The receipt by any such person of any such payment shall be a complete acquittance therefor; and any such payment, to the extent

                                      24.

thereof, shall discharge the liability of the Company, the Committee, and the Plan for any amounts owed the Participant or Beneficiary hereunder. In the event of any controversy or uncertainty regarding who should receive or whom the Plan Administrator should select to receive any payment under this Plan, the Plan Administrator may seek instruction from a court of proper jurisdiction or may place the payment (or entire Account) into such court with final distribution to be determined by such court.

                  15.5     Correction of Errors

                           Any crediting of Compensation, Matching Contributions
or other amounts to the Account of any Employee, Participant or Beneficiary under a mistake of fact or law shall be returned to the Company. If an Employee, Participant or Beneficiary in an application for a benefit or in response to any request by the Company or the Plan Administrator for information, makes any erroneous statement, omits any material fact, or fails to correct any information previously furnished incorrectly to the Company or the Plan Administrator, or if the Plan Administrator makes an error in determining the amount payable to an Employee, Participant or Beneficiary, the Company or the Plan Administrator may correct its error and adjust any payment on the basis of correct facts. The amount of any overpayment or underpayment may be deducted from or added to the next succeeding payments, as directed by the Plan Administrator. The Plan Administrator and the Company reserve the right to maintain any action, suit or proceeding to recover any amounts improperly or incorrectly paid to any person under the Plan or in settlement of a claim or satisfaction of a judgment involving the Plan.

                  15.6     Missing Persons

                           In the event a distribution of part or all of an
Account is required to be made from the Plan to a Participant or Beneficiary, and such person cannot be located, the relevant portion of the Account shall escheat in accordance with the laws of the State of California. If the affected Participant or Beneficiary later contacts the Company, his or her portion of the Account shall be reinstated and distributed as soon as administratively feasible. The Company shall reinstate the amount forfeited by reclaiming such amount from the State of California, and allocating it to the Account of the affected Participant or Beneficiary. Prior to forfeiting any Account, the Company shall attempt to contact the Participant or Beneficiary by return receipt mail (or other carrier) at his or her last known address according to the Company's records, and, where practical, by letter-forwarding services offered through the Internal Revenue Service, or the Social Security Administration, or such other means as the Plan Administrator deems appropriate.

                  15.7     Status of Participants

                           In accordance with Revenue Procedure 92-65 Section
3.01(d), this Plan hereby provides that:

                           (a)      Participants and Beneficiaries under this
Plan shall have the status of general unsecured creditors of the Company;

                           (b)      This Plan constitutes a mere promise by the
Company to make benefit payments in the future;

                                      25.

                           (c)      Any trust to which this Plan refers (i.e.,
any trust created by the Company and any assets held by the trust to assist the Company in meeting its obligations under the Plan) shall conform to the terms of the model trust described in Revenue Procedure 92-64; and

                           (d)      It is the intention of the parties that the
arrangements under this Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

                  15.8     Executive 401(k) Plan

                           Prior to January 1, 1997, the Company allowed a
select group of management or highly compensated employees to defer Compensation and receive Matching Contributions under the PeopleSoft, Inc. Executive 401(k) Plan (the "Executive 401(k) Plan"). On May 31, 1995, the U.S. Internal Revenue Service issued Private Letter Ruling 31308394 under Code Sections 83, 402, 451, 671 and 677 in favor of the Executive 401(k) Plan. Effective January 1, 1997, the Company took the following actions with respect to the Executive 401(k)
Plan:

                           (a)      The Company discontinued all Compensation
deferrals and Matching and other contributions under the Executive 401(k) Plan;

                           (b)      For individuals who had accounts in the
Executive 401(k) Plan as of December 31, 1996, the Company decided to maintain, invest and distribute those accounts in accordance with the terms of the Executive 401(k) Plan as of that date or as amended by the Company in its sole discretion from time to time thereafter;

                           (c)      The Executive 401(k) Plan document was
amended and restated in the form of this Executive Deferred Compensation Plan document, and effective January 1, 1997, the Executive Deferred Compensation Plan document is intended to govern amounts credited under both the Executive Deferred Compensation Plan and the Executive 401(k) Plan;

                           (d)      Except as otherwise provided in this
document or in other written documents adopted by the Company, all Accounts under the Executive 401(k) Plan that were not distributed before January 1, 1997 became subject to the terms of this Executive Deferred Compensation Plan as amended and restated effective January 1, 1997, and as modified by the Company in its sole discretion from time to time thereafter; and

                           (e)      For Plan Years beginning prior to January 1,
2000, the Company made Matching Contributions available under this amended and restated Executive Deferred Compensation Plan to Participants whose annual Compensation was at least the amount specified in Code Section 401(a)(17). For Plan Years beginning after December 31, 1999 but prior to January 1, 2003, the Company made Matching Contributions available under this amended and restated Executive Deferred Compensation Plan to Participants whose annual Compensation was at least $170,000.

                                    The complete discontinuance of
contributions, as described in Section 15.8.a. above, may be referred to as "freezing" the Executive 401(k) Plan. Although the Company has discontinued all such contributions, the Company, in its sole discretion, at any

                                      26.

time and from time to time, may modify the provisions of the frozen Executive 401(k) Plan through a written amendment to this Plan document. A Participant's Account in the frozen Executive 401(k) Plan shall remain a separate and distinct part of any Account the Participant may have or may acquire in the Executive Deferred Compensation Plan. A Participant may continue to change investment directions with respect to his or her undistributed Executive 401(k) Accounts on a quarterly basis (or such other basis as determined by the Company, in its sole discretion) among the investment options made available from time to time under the Executive 401(k) Plan.

         IN WITNESS WHEREOF, this PeopleSoft, Inc. Executive Deferred Compensation Plan is executed this _____ day of _______________, 2003.

                                               PEOPLESOFT, INC.

                                               BY:___________________________

                                               NAME:_________________________

                                               TITLE:________________________

                                      27.

                                TABLE OF CONTENTS

                                                                                     PAGE
1.       PURPOSE..................................................................     1

2.       DEFINITIONS AND CAPITALIZED TERMS........................................     1

3.       ELIGIBILITY..............................................................     6

         3.1      Eligible Employees..............................................     6

         3.2      Hardship Withdrawals............................................     7

4.       DEFERRAL OF COMPENSATION.................................................     7

         4.1      Election to Defer...............................................     7

         4.2      Date of Deferral................................................     7

         4.3      Multiple Elections..............................................     8

         4.4      Affirmative Annual Elections....................................     8

         4.5      Deferred Compensation Adjustments...............................     8

5.       DEFERRED COMPENSATION ACCOUNTS...........................................     8

         5.1      Maintenance of Accounts.........................................     8

         5.2      Investment Elections............................................     9

         5.3      Investment Earnings or Losses...................................     9

         5.4      Interest Accruals...............................................    10

         5.5      Investment of Unpaid Balances...................................    10

         5.6      Company Contributions...........................................    10

         5.7      Company's General Assets........................................    12

6.       EFFECT ON EMPLOYEE BENEFITS..............................................    12

7.       PAYMENT OF DEFERRED COMPENSATION AND DEATH BENEFITS......................    12

         7.1      Income Tax Obligations..........................................    12

         7.2      In-Service Withdrawals..........................................    13

         7.3      Termination of Employment.......................................    14

         7.4      Disability......................................................    14

         7.5      Death Prior to Commencement of Distributions....................    15

         7.6      Death After Commencement of Distributions.......................    15

         7.7      Default Distribution............................................    16

         7.8      Withholding and Other Tax Consequences..........................    16

         7.9      Withdrawals Upon Payment of Penalty ............................    16

8.       FUNDING..................................................................    17

                                       i.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                     PAGE
9.       SUSPENSION OF PAYMENTS UPON COMPANY'S INSOLVENCY.........................    17

10.      NON-ALIENATION OF BENEFITS...............................................    17

11.      LIMITATION OF RIGHTS.....................................................    17

12.      PARACHUTE PAYMENTS.......................................................    18

13.      AMENDMENT OR TERMINATION OF PLAN.........................................    18

14.      ADMINISTRATIVE PROCEDURES AND DISPUTE RESOLUTION.........................    19

         14.1     Plan Administrator..............................................    19

         14.2     Committee Organization and Procedures...........................    19

         14.3     Administrative Authority........................................    20

         14.4     Expenses........................................................    20

         14.5     Insurance.......................................................    20

         14.6     Claims Procedure................................................    20

                  (a)      Application for Benefits...............................    20

                  (b)      Denial of Claims.......................................    20

                  (c)      Request for a Review...................................    21

                  (d)      Decision on Review.....................................    21

                  (e)      Rules and Procedures...................................    22

                  (f)      Exhaustion of Remedies.................................    22

         14.7     Arbitration.....................................................    22

         14.8     Notices.........................................................    23

         14.9     Indemnification.................................................    23

15.      MISCELLANEOUS............................................................    24

         15.1     Alternative Acts and Times......................................    24

         15.2     Masculine and Feminine, Singular and Plural.....................    24

         15.3     Governing Law and Severability..................................    24

         15.4     Facility of Payment.............................................    24

         15.5     Correction of Errors............................................    25

         15.6     Missing Persons.................................................    25

         15.7     Status of Participants..........................................    25

         15.8     Executive 401(k) Plan...........................................    26

                                       ii.